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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section  13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                         April 7, 1998 (March 30, 1998)

                               JAKKS PACIFIC, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                  0-28104             95-4527222

(State or other jurisdiction of     (Commission        (I.R.S. Employer
incorporation or organization)      File Number)      Identification No.)

22761 Pacific Coast Highway, Suite #226
Malibu, California                                                       90265
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:   (310) 456-7799

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ITEM 5.           OTHER EVENTS

         1. On March 30, 1998, all of the Company's outstanding shares of 4% Redeemable Convertible Preferred Stock, par value $.001 per share, were converted, upon demand of the respective holders thereof, into 939,998 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), based on a conversion price of $7.50. On April 7, 1998, the Company filed a Certificate of Elimination of all Shares of 4% Redeemable Convertible Preferred Stock.

         2. On April 1, 1998, the Company issued and sold 1,000 shares of Series A Cumulative Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), to two investment funds at a price of $5,000 per share. The holders of the Series A Preferred Stock are entitled to receive preferential dividends at an annual rate of $350 per share and to convert their shares into Common Stock based on a conversion price of $8.95 (subject to adjustment for certain dilutive events and specified transactions). The Series A Preferred Stock is redeemable, in whole, but not in part, at par (together with all accrued and unpaid dividends) at the Company's option if (a) the Common Stock is then traded on the Nasdaq National Market or the New York Stock Exchange; (b) the average Current Market Price (as defined) of the Common Stock over a period of 20 Trading Days (as defined) equals or exceeds $20.00; and (c) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock are subject to a registration statement under the Securities Act of 1933 that has become effective and permits the sale of such shares on a continuous or delayed basis. The Series A Preferred Stock is also redeemable at par (together with accrued and unpaid dividends) at the option of any holder thereof upon the occurrence of certain specified Events of Redemption (as defined). The holders of the Series A Preferred Stock have no voting rights, other than as required by the Delaware General Corporation Law; class voting with respect to certain amendments of the Company's Certificate of Incorporation or By-laws or the authorization or issuance of certain shares; or in the event of the non-payment of dividends for two quarters, in which case, the holders may designate or elect two directors of the Company.



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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS.

NUMBER                     DESCRIPTION

    3.1 Certificate of Elimination of all Shares of 4% Redeemable Convertible Preferred Stock of the Registrant.

    3.2 Certificate of Designation and Preferences of Series A Cumulative Convertible Preferred Stock of the Registrant.

   10.1 Series A Cumulative Convertible Preferred Stock Purchase Agreement dated April 1, 1998 among the Registrant, Renaissance Capital Growth & Income Fund III, Inc. and ProFutures Bridge Capital Fund, L.P.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 7, 1998

                                            JAKKS PACIFIC, INC.

                                            By: /s/ Jack Friedman
                                            ------------------------------------
                                            Jack Friedman
                                            Chairman and Chief Executive Officer



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                                  EXHIBIT INDEX

  EXHIBIT
   NUMBER     DESCRIPTION

     3.1      Certificate of Elimination of all Shares of 4% Redeemable Convertible
              Preferred Stock of the Registrant.

     3.2      Certificate of Designation and Preferences of Series A Cumulative Convertible
              Preferred Stock of the Registrant.

    10.1      Series A Cumulative Convertible Preferred Stock Purchase Agreement dated April
              1, 1998 among the Registrant, Renaissance Capital Growth & Income Fund III,
              Inc. and ProFutures Bridge Capital Fund, L.P.



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